                                                                    EXHIBIT 25.4


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                          ----------------------------

                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

 A NATIONAL BANKING ASSOCIATION                           31-0838515
                                                          (I.R.S. EMPLOYER
                                                          IDENTIFICATION NUMBER)

100 EAST BROAD STREET, COLUMBUS, OHIO                     43271-0181
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)

                          BANK ONE TRUST COMPANY, N.A.
                                1 BANK ONE PLAZA
                             CHICAGO, ILLINOIS 60670
    ATTN: SANDRA L. CARUBA, FIRST VICE PRESIDENT AND COUNSEL, (312) 336-9436
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                          -----------------------------

                        TRENWICK AMERICA CAPITAL TRUST II
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

DELAWARE                                                  APPLIED FOR
(STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NUMBER)

ONE CANTERBURY GREEN                                      06901
STAMFORD, CONNECTICUTT                                    (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                           TRUST PREFERRED SECURITIES
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1.         GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO
                THE TRUSTEE:

                (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                Comptroller of Currency, Washington, D.C.; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

                (b)     WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST
                POWERS.

                The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

                No such affiliation exists with the trustee.

ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

                1. A copy of the articles of association of the trustee now in effect.*

                2. A copy of the certificate of authority of the trustee to commence business.*

                3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                4.      A copy of the existing by-laws of the trustee.*

                5.      Not Applicable.

                6. The consent of the trustee required by Section 321(b) of the Act.

                7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                8.      Not Applicable.

                9.      Not Applicable.

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 12th day of June, 2001.


                        BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION, TRUSTEE


                        BY /s/ SANDRA L. CARUBA
                           SANDRA L. CARUBA
                           FIRST VICE PRESIDENT





* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One Trust Company, National Association, filed as Exhibit 25 to the Registration Statement on Form S-3 of Burlington Northern Santa Fe Corporation, filed with the Securities and Exchange Commission on May 10, 2000 (Registration No. 333-36718).

                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                                   June 12, 2001



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of a trust agreement between Trenwick America Capital Trust II and Bank One Trust Company, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                    Very truly yours,

                                    BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION


                                    BY: /s/ SANDRA L. CARUBA
                                            SANDRA L. CARUBA
                                            FIRST VICE PRESIDENT

                                    EXHIBIT 7

Legal Title of Bank:     Bank One Trust Company, N.A.       Call Date: 3/31/01           State #:  391581              FFIEC 041
Address:                 100 Broad Street                   Vendor ID:  D                Cert #:  21377                Page RC-1
City, State  Zip:        Columbus, OH 43271                 Transit #:  04400003

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                                          DOLLAR AMOUNTS IN THOUSANDS         C300
                                                                                          RCON          BIL MIL THOU        ------
                                                                                          ----          ------------

ASSETS
1.     Cash and balances due from depository institutions (from Schedule
       RC-A):                                                                              RCON
                                                                                           ----
       a. Noninterest-bearing balances and currency and coin(1).................           0081              57,409           1.a
       b. Interest-bearing balances(2)..........................................           0071                   0           1.b
2.             Securities
       a. Held-to-maturity securities(from Schedule RC-B, column A).............           1754                   0           2.a
       b. Available-for-sale securities (from Schedule RC-B, column D)..........           1773               1,922           2.b
3.     Federal funds sold and securities purchased under agreements to
       resell                                                                              1350             771,209           3.
4.     Loans and lease financing receivables: (from Schedule RC-C):                        RCON
                                                                                           ----
       a. Loans and leases held for sale .......................................             5369                 0           4.a
       b. Loans and leases, net of unearned income..............................           B528              84,428           4.b
       c. LESS: Allowance for loan and lease losses.............................           3123                 387           4.c
       d. Loans and leases, net of unearned income and allowance
          (item 4.b minus 4.c)..................................................             B529            84,041           4.d
5.     Trading assets (from Schedule RC-D).....................................            3545                   0           5.
6.     Premises and fixed assets (including capitalized leases)................            2145              21,125           6.
7.     Other real estate owned (from Schedule RC-M).............                           2150                   0           7.
8.     Investments in unconsolidated subsidiaries and associated
       companies (from Schedule RC-M)...........................................           2130                   0           8.
9.     Customers' liability to this bank on acceptances outstanding............            2155                   0           9.
10.    Intangible assets.......................................................
       a.  Goodwill.............................................................             3163                 0          10.a
       b.  Other intangible assets (from Schedule RC-M).........................             0426            12,971          10.b
11.    Other assets (from Schedule RC-F).......................................            2160             317,034          11.
12.    Total assets (sum of items 1 through 11)................................            2170           1,265,711          12.


(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:        Bank One Trust Company, N.A.      Call Date:  3/31/01          State #:  391581         FFIEC 041
Address:                    100 East Broad Street             Vendor ID:  D                Cert #"  21377           Page RC-2
City, State  Zip:           Columbus, OH 43271                Transit #:  04400003

SCHEDULE RC-CONTINUED

                                                                                                      DOLLAR AMOUNTS IN
                                                                                                      THOUSANDS
                                                                                                      ---------
LIABILITIES
13.    Deposits:
       a. In domestic offices (sum of totals of columns A and C                     RCON
                                                                                    ----
          from Schedule RC-E)...................................................    2200                   995,556        13.a
          (1) Noninterest-bearing(1)............................................         6631                        558,282   13.a1
(2)            Interest-bearing.................................................    6636                   437,274        13.a2
       b. Not applicable
14.    Federal funds purchased and securities sold under agreements
       to repurchase                                                                RCFD 2800                    0        14.
15.    Trading Liabilities(from Sechedule RC-D).................................    RCFD 3548                    0        15.
16.    Other borrowed money (includes mortgage indebtedness and
       obligations under capitalized leases) (from Schedule RC-M)...............    3190                         0        16.
17.    Not applicable
18.    Bank's liability on acceptances executed and outstanding.................    2920                         0        18.
19.    Subordinated notes and debentures (2)....................................    3200                         0        19.
20.    Other liabilities (from Schedule RC-G)...................................    2930                   125,576        20.
21.    Total liabilities (sum of items 13 through 20)...........................    2948                 1,121,132        21.
22.    Minority interest in consolidated subsidiaries.......................             3000
0      22.
EQUITY CAPITAL
23.    Perpetual preferred stock and related surplus............................    3838                         0        23.
24.    Common stock.............................................................    3230                       800        24.
25.    Surplus (exclude all surplus related to preferred stock).................    3839                    45,157        25.
26.    a. Retained earnings.....................................................    3632                    98,597        26.a
       b. Accumulated other comprehensive income (3)............................    B530                        25        26.b
27.    Other equity capital components (4)......................................         A130
0      27.
28.    Total equity capital (sum of items 23 through 27)........................    3210                   144,579           28.
29.    Total liabilities, minority interest, and equity
       capital (sum of items 21, 22, and 28)....................................    3300                 1,265,711        29.

Memorandum
To be reported only with the March Report of Condition.
1.     Indicate in the box at the right the number of the statement below that best                  -------
       describes the most comprehensive level of auditing work performed for the bank                | N/A |       Number
       by independent external auditors as of any date during 1996 . . . . . . ....RCFD 6724 . ....  -------       M.1.
1 =    Independent audit of the bank conducted in accordance
       with generally accepted auditing standards by a certified
       public accounting firm which submits a report on the bank
2 =    Independent audit of the bank's parent holding company
       conducted in accordance with generally accepted auditing
       standards by a certified public accounting firm which
       submits a report on the consolidated holding company
       (but not on the bank separately)
3 =    Directors' examination of the bank conducted in
       accordance with generally accepted auditing standards
       by a certified public accounting firm (may be required by
       state chartering authority)
4.=    Directors' examination of the bank performed by other
       external auditors (may be required by state chartering
       authority)
5 =    Review of the bank's financial statements by external
       auditors
6 =    Compilation of the bank's financial statements by external auditors
7 =    Other audit procedures (excluding tax preparation work)
8 =    No external audit work



(1) Includes total demand deposits and noninterest-bearing time and savings deposits.